Oconee Federal Financial Corp. 10-K

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-181424 and 333-173077) on Form S-8 of Oconee Federal Financial Corp. of our report dated September 23, 2019, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of Oconee Federal Financial Corp. for the years ended June 30, 2019 and 2018.

/s/ Elliott Davis, LLC

Greenville, South Carolina
September 23, 2019